UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2024

SmartStop Self Storage REIT, Inc.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-55617 (Commission File Number)	46-1722812 (IRS Employer Identification No.)

10 Terrace Road, Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 327-3485

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously disclosed, on March 7, 2022, the board of directors (the “Board”) of SmartStop Self Storage REIT, Inc. (the “Company”) approved the full suspension of the operation of the Company’s share redemption program (“SRP”), and, on March 16, 2023, the Board subsequently determined to partially reinstate the SRP, solely for redemptions sought in connection with a stockholder’s death, “qualifying disability” (as that term is defined in the SRP), confinement to a long-term care facility or other exigent circumstances (the “Partial SRP Reinstatement”).

On May 1, 2024, the Board adopted a limitation to the Partial SRP Reinstatement that requires any redemption request made under the Partial SRP Reinstatement in connection with a stockholder’s death be made within one year of the date of such death in order to be honored by the Company (the “Death Limitation”). Under the SRP, the Board may amend, suspend, or terminate the SRP with 30 days’ notice to the Company’s stockholders. This Current Report on Form 8-K serves as such required notice and therefore the adoption of the Death Limitation will be effective as of June 1, 2024.

The Company intends to honor any redemption request made in connection with a stockholder’s death that is submitted prior to the effective date of the adoption of the Death Limitation even if the redemption request is made after the one-year anniversary of such stockholder’s death so long as such redemption request otherwise complies with the terms of the SRP, as partially reinstated.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTSTOP SELF STORAGE REIT, Inc.
Date: May 2, 2024	By:	/s/ James R. Barry
James R. Barry
Chief Financial Officer and Treasurer